UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2010
Hines Global REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 220-6121
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.2
EX-10.3
EX-10.4

Item 9.01 Financial Statements and Exhibits.
This Current Report on Form 8-K/A is being filed by Hines Global REIT, Inc. to supplement the list of exhibits included under Item 9.01(d) of the Current Report on Form 8-K filed on October 25, 2010, relating to its acquisition of Southpark Commerce Center II (“Southpark”) which was completed on October 19, 2010. The exhibits listed below are filed herewith.
(d) Exhibits:
10.2 Note and Deed of Trust Assumption Agreement, dated as of October 19, 2010, among Bank of America, N.A., as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9; KBS Southpark Commerce Center II, LLC, and Hines Global REIT Southpark Center II LP
10.3 Loan Agreement, dated as of November 14, 2006 between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.
10.4 Promissory Note, issued by KBS Southpark Commerce Center II, LLC to Greenwich Capital Financial Products, Inc., dated as of October 19, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.
December 1, 2010	By:	/s/ Ryan T. Sims
		Name:	Ryan T. Sims
		Title:	Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit
No.	Description
10.2*	Note and Deed of Trust Assumption Agreement, dated as of October 19, 2010, among Bank of America, N.A., as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9; KBS Southpark Commerce Center II, LLC, and Hines Global REIT Southpark Center II LP

10.3*	Loan Agreement, dated as of November 14, 2006 between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc.

10.4*	Promissory Note, issued by KBS Southpark Commerce Center II, LLC to Greenwich Capital Financial Products, Inc., dated as of October 19, 2010

*	Filed herewith

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